      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 28, 2003
                                                 REGISTRATION NO. 333-__________

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                        SOURCE INTERLINK COMPANIES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

         MISSOURI
(STATE OR OTHER JURISDICTION                                     43-1710906
    OF INCORPORATION OR                                       (I.R.S. EMPLOYER
       ORGANIZATION)                                         IDENTIFICATION NO.)

     27500 RIVERVIEW CENTER BLVD., SUITE 400, BONITA SPRINGS, FLORIDA 34134 (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                  OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

   SOURCE INTERLINK COMPANIES, INC. AMENDED AND RESTATED 1995 INCENTIVE STOCK
       OPTION PLAN;SOURCE INTERLINK COMPANIES, INC. 1998 OMNIBUS PLAN; AND
                       INDIVIDUAL STOCK OPTION AGREEMENTS
                            (FULL TITLE OF THE PLANS)

                             DOUGLAS J. BATES, ESQ.
                        SOURCE INTERLINK COMPANIES, INC.
                     27500 RIVERVIEW CENTER BLVD., SUITE 400
                          BONITA SPRINGS, FLORIDA 34134
                     (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                 (239) 949-4450
          (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                                     CALCULATION OF REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------------------------
                                              AMOUNT OF
                                              SHARES TO          PROPOSED MAXIMUM      PROPOSED MAXIMUM            AMOUNT OF
                                                 BE              OFFERING PRICE        AGGREGATE OFFERING         REGISTRATION
 TITLE OF SECURITIES TO BE REGISTERED        REGISTERED(1)          PER SHARE               PRICE                      FEE
--------------------------------------    ------------------    ------------------     ------------------       ------------------
Common Stock, par value $.01 per share               379,339    $             8.22     $        3,118,167(2)    $           252.56
Common Stock, par value $.01 per share             1,032,750                    (3)    $        5,981,050(3)    $           483.87
--------------------------------------    ------------------    ------------------     ------------------       ------------------
TOTAL                                              1,412,089                           $        9,099,217       $           736.43
======================================    ==================    ==================     ==================       ==================

  (1) Pursuant to Rule 416, this registration statement covers, in addition to the number of shares of common stock shown above, an indeterminate number of shares which, by reason of any stock dividend, split up, combination or other change in the Registrant's common stock, may become subject to the Plans or Option Agreements.

  (2) Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(h) and (c) under the Securities Act of 1933, as amended, based upon the average of the high and low prices of the Registrant's common stock reported on the Nasdaq National Market on July 22, 2003.

  (3) Determined solely for the purpose of calculating the registration fee in accordance with Rule 457(h) under the Securities Act of 1933, as amended, based upon the exercise price specified in each Option Agreement. The registration fee has been calculated by multiplying the number of shares subject to each option agreement between the Registrant and certain employees by the exercise price under such option agreement as follows:
      (100,000 multiplied by $4.80); (150,000 multiplied by $4.48); (5,000 multiplied by $4.95); (150,000 multiplied by $5.49); (200,000 multiplied by $7.84); (150,000 multiplied by $4.56) ; (20,000 multiplied by $5.24);
      (7,750 multiplied by $6.00); and (250,000 multiplied by $6.31).

================================================================================

                                  INTRODUCTION

         The Registrant previously filed registration statements on Form S-8 with the Securities and Exchange Commission (Registration Nos. 333-16039, 333-64082 and 333-64080) in connection with the registration of shares of the Registrant's common stock to be issued under the Source Interlink Companies, Inc. Amended and Restated 1995 Incentive Stock Option Plan and the Source Interlink Companies, Inc. 1998 Omnibus Plan (the "Plans"). This Registration Statement on Form S-8 is being filed for the purposes of (i) registering an additional 379,339 shares of common stock of the Registrant to be issued pursuant to the Plans and (ii) registering 1,032,750 shares of common stock of the Registrant to be issued upon exercise of stock options under certain stock option agreements between the Registrant and employees of the Registrant.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The documents containing the information specified in Part I of Form S-8 (plan information and registrant information and employee plan annual information) will be sent or given to participants as specified by Securities and Exchange Commission Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Form S-8 (Part II below), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents which have been filed by the Registrant with the Securities and Exchange Commission (the "Commission"), pursuant to the Securities Act of 1933, as amended (the "Securities Act"), and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference in this registration statement as of their respective dates:

         (a) The contents of the Registrant's registration statements on Form S-8, File Nos. 333-16039, 333-64082 and 333-64080, are hereby incorporated by reference into this registration statement, except as the same may be modified by the information set forth herein;

         (b) Registrant's Annual Report on Form 10-K for the fiscal year ended January 31, 2003;

         (c) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Form 10-K;

         (d) The description of Registrant's common stock contained in the Registrant's Registration Statement on Form 8-A, filed pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities offered hereunder then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing such documents. Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this registration statement.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 351.355 of the Missouri General and Business Corporation Law sets forth provisions pursuant to which directors, officers, employees and agents of the Registrant may be indemnified against any liability which they may incur in their capacity as such.

         Article VIII of the Registrant's By-laws and Article Nine of the Registrant's Articles of Incorporation provide for indemnification of directors, officers and employees of the Registrant.

         The Registrant has entered into an indemnification agreement with its directors and certain of its executive officers. The form of indemnity agreement provides that such persons will be indemnified to the full extent permitted by applicable law against all expenses (including attorneys' fees), judgments, fines, penalties and amounts paid in settlement of any threatened, pending or completed action, suit or proceeding, on account of such person's services as a director or executive officer of the Registrant or any other company or enterprise in which he is serving at the request of the Registrant, or as a guarantor of any debt of the Registrant. To the extent the indemnification provided under the agreement exceeds that permitted by applicable law, indemnification may be unenforceable or may be limited to the extent it is found by a court of competent jurisdiction to be contrary to public policy.

         In addition, the Registrant maintains directors' and officers' liability insurance for the benefit of its directors and officers.

ITEM 8. EXHIBITS.

         The Exhibits listed in the Exhibit Index below, hereby incorporated by reference, are filed as a part of this registration statement.

ITEM 9. UNDERTAKINGS.

         (a) The undersigned Registrant hereby undertakes:

                  1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by Section
                  10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

                           Notwithstanding the foregoing, any increase or
                  decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                  2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Collier, State of Florida, on July 25, 2003.

                          SOURCE INTERLINK COMPANIES, INC.

                          By:             /s/ S. Leslie Flegel
                              -------------------------------------------------
                                              S. Leslie Flegel
                              Chairman of the Board and Chief Executive Officer

                                POWER OF ATTORNEY

         We, the undersigned officers and directors of Source Interlink Companies, Inc., hereby severally constitute and appoint S. Leslie Flegel and Douglas J. Bates and each of them, our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for each of us in our name, place, and stead, in any and all capacities, to sign Source Interlink Companies, Inc.'s registration statement on Form S-8, and any other registration statement relating to the same offering, and any and all amendments thereto (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grant to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as each of us might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or his or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed as of July 25, 2003 by the following persons in the capacities indicated.

         Signature                                  Title
----------------------------     ----------------------------------------------
     /s/ S. Leslie Flegel        Chairman of the Board, Chief Executive
----------------------------     Officer and Director (Chief Executive Officer)
       S. Leslie Flegel

       /s/ Marc Fierman          Chief Financial Officer and Secretary
----------------------------     (Chief Financial and Accounting Officer)
         Marc Fierman

     /s/ Robert O. Aders         Director
----------------------------
       Robert O. Aders

   /s/ Harry L. Franc, III       Director
----------------------------
     Harry L. Franc, III

     /s/ James R. Gillis         Director
----------------------------
       James R. Gillis


       /s/ Aron Katzman          Director
----------------------------
         Aron Katzman


      /s/ Allan R. Lyons         Director
----------------------------
        Allan R. Lyons


     /s/ Randall S. Minix        Director
----------------------------
       Randall S. Minix


   /s/ Kenneth F. Teasdale       Director
----------------------------
     Kenneth F. Teasdale

                                  EXHIBIT INDEX

Exhibit                            Description
-------  --------------------------------------------------------------------
5*       Opinion of Armstrong Teasdale LLP regarding legality of shares being registered

15       Omitted - Inapplicable

23.1*    Consent of BDO Seidman, LLP

23.2*    Consent of Armstrong Teasdale LLP (included in Exhibit 5)

24*      Powers of Attorney (See Signature Page)

99.1*    Form of Stock Option Agreement

----------

* Filed herewith.